Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Contact: Walter H. Hasselbring, III
Telephone: (815) 432-2476

IF BANCORP, INC. ANNOUNCES CASH DIVIDEND

Watseka, Illinois, August 14, 2024 - IF Bancorp, Inc. (NASDAQ Capital: IROQ) (the “Company”), the holding company for Iroquois Federal Savings and Loan Association, today announced that its Board of Directors declared a cash dividend of $0.20 per common share. The dividend will be paid on October 18, 2024, to stockholders of record as of the close of business on September 27, 2024.

“We are pleased to continue paying a cash dividend to our stockholders,” said Walter H. Hasselbring, III, President and Chief Executive Officer of the Company. “The payment of dividends represents our long-term commitment to enhancing stockholder value and we intend to continue paying a semiannual dividend in the future, assuming that our financial position and other conditions continue to allow such payment.”

Iroquois Federal Savings and Loan Association is a community-oriented financial institution that conducts its operations from its seven full-service banking offices located in the municipalities of Watseka, Danville, Clifton, Hoopeston, Savoy, Bourbonnais and Champaign, Illinois and its loan production office in Osage Beach, Missouri. Iroquois Federal Savings and Loan Association offers a broad array of retail and commercial lending and deposit services.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions, including as a result of the COVID-19 pandemic; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; the effects of government actions taken as a result of the COVID-19 pandemic; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.